OLD NATIONAL
P.O. Box 718 - Evansville, IN 47705
NYSE Symbol: ONB

NEWS RELEASE
SUBJECT: DATE: For Further Information Call:

OLD NATIONAL ANNOUNCES NEW EXECUTIVE LEADERSHIP GROUP

January 21, 2005

Ann Ryan -- (812) 462-7249
Cell phone -- (812) 841-4888
Marketing Manager: Communications and Brand

Lynell Walton -- (812) 464-1366
Vice President -Investor Relations

Old National Bancorp (NYSE:ONB) reassigned the duties of several senior executives and reorganized reporting relationships to better support its focus on delivering excellence in customer relationships and functioning as a high-performance organization.

President and Chief Executive Officer Robert G. Jones said that the changes are designed to focus resources on relationship banking and flatten the organization to speed decision-making, sharpen accountability, and step up performance. "I came to Old National last September convinced that this organization has untapped potential. The markets I've visited and the associates I've come to know in the last 120 days reinforce that positive outlook," Jones said. "However, to consistently achieve results that define a high-performance organization, we must streamline certain processes. Having all of our critical functions managed at the CEO and executive committee level will help us deliver on expectations."

Concurrent with the reorganization, Old National promoted Christopher A. Wolking, 44, to executive vice president and chief financial officer. Wolking, formerly senior vice president and treasurer, succeeds John S. Poelker, who previously announced his intention to retire. "Chris comes to this position well versed in treasury and financial topics from his six years at Old National and his previous 11 years of experience at Old Kent Financial Corporation," Jones said. "That background and his working closely with John as we close the books for 2004 and start 2005 will provide a seamless transition in the key CFO role."

In banking operations, Michael R. Hinton, senior executive vice president and chief operating officer of Old National Bancorp, has also been named chairman and chief executive officer of Old National Bank. In that role, Hinton will assume direct management of the nine banking regions in Old National's five-state market. This reorganization eliminates the position of executive vice president of banking held by Jerome J. Gassen.

In addition to banking responsibilities, Hinton will oversee Fund Evaluation Group and all insurance operations. He announced the appointment of a new chief executive officer for the insurance group. James M. Parsons joins Old National from Palmer & Cay Inc. in Lexington, Kentucky, where he was the chief operating officer.

Hinton also has responsibility for the mortgage operation, which is in the process of making a strategic shift from being managed as a line of business with free-standing offices to being an integral part of the focus on expanding the customer relationship. Richard F. Malloy has been promoted to lead the mortgage initiative, succeeding Mark E. Faris, who recently resigned as president of Old National Mortgage. "Managing the mortgage operation within the banking franchise not only underscores our focus on community banking but also recognizes industry trends. The mortgage business is changing quickly as interest rates rise and home-buyers evaluate loan features differently. Those trends encourage us to rethink mortgage lending and integrate it in trusted relationships with financial advisers -- which is how Old National frames the customer experience," Jones observed.

He said the reassessment of the role of the mortgage business will lead to reviews of mortgage servicing relationships and mortgage-related revenue generation ideas brought forth under Project ASCEND, the companywide revenue generation and cost reduction initiative. "The changes to date are part of a detailed study of how we will manage the mortgage business given market and strategic changes, and those decisions are likely to have an as yet undetermined impact on overall expectations for the results of the ASCEND project as well as 2005 revenue and expense levels," Jones noted.

In another action involving a senior executive, Thomas F. Clayton, executive vice president, administration and operations and interim CEO of Old National Insurance, announced his retirement after a 35-year career with Old National and Farmers Bank and Trust Company, of Madisonville, Kentucky, where he was president when that bank joined Old National in 1987.

"Our organization has called upon Tom to provide leadership in varied ways throughout his career. In every instance, he rose above the challenge and served with success," said Jones. "His integrity, professionalism and dedication to our clients and associates truly embody the Old National spirit."

Annette W. Hudgions, executive vice president in charge of the Old National Service Division, has been named chief administrative officer. In addition to continuing her leadership of the service division, she will assume Clayton's operations responsibilities.

Allen Mounts, senior vice president, director of human resources, has been promoted to executive vice president, chief human resources officer.

Jones has defined an eight-member executive leadership group that constitutes Old National's senior management team. Besides Jones, Hinton, Wolking, Mounts and Hudgions, its members include Daryl D. Moore, who continues as executive vice president and chief credit officer; Jefferey L. Knight, who was recently promoted to executive vice president and chief legal counsel; and Caroline J. (Carrie) Ellspermann, executive vice president and CEO of Old National Wealth Management.

Also reporting to Jones is Lynell J. Walton, who has been promoted to vice president, investor relations. "One of our fundamental objectives is to deliver consistent, high-quality earnings for shareholders, and having the investor relations function report directly to the CEO is an indication of the importance we put on delivering improving shareholder value and communicating with that key constituency," Jones noted. Gail Lehr, a 28-year veteran with Old National, has been promoted to assistant vice president, corporate services manager.

Jones emphasized that the changes that Old National is making in reporting responsibilities and operations build on the momentum developed by Project ASCEND and better align functions with the organization's capabilities and market realities. "These actions are aimed at producing a flatter, more responsive, more efficient organization. Throughout Old National we are absolutely focused on the customer experience -- meeting our customers' financial needs, expanding those relationships, and delivering services as efficiently as possible. We believe that effectively executing this vision is the foundation of consistent, high-quality earnings and improved value for shareholders. We will continue to make operating adjustments as needed to meet those core objectives."

Old National will be releasing its fourth quarter and full-year 2004 financial results before the market opens on January 27, 2005. A conference call will be held at 2:30 p.m. that same day to discuss these results and the recent strategic initiatives discussed above. The live audio webcast of the conference call along with the corresponding slides will be available on the company's Shareholder Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 5:30 p.m. Central on January 27 through 12:00 midnight on February 10. To access the replay, dial 1-888-203-1112, confirmation code 741258.

Old National Bancorp, a $9.0 billion financial holding company headquartered in Evansville, IN, employs professionals who advise, design and facilitate financial solutions to help clients reach their goals. Founded in 1834, Old National has grown to include community-focused financial services operations in Indiana, Illinois, Ohio, Kentucky, Tennessee and Missouri. With a special attention to service quality, Old National provides individuals and businesses financial solutions through a broad range of banking services as well as trust and investment services, insurance brokerage services and investment products. For more information please visit the company's website at www.oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," "anticipates," and "should," which are statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan and implement the ASCEND project initiatives, credit quality trends and the ability to generate loans, other matters discussed in this news release, and other factors identified in the company's form 10-K and other periodic filings with the Securities and Exchange Commission. Actual results could materially differ from those contained in or implied by such statements. Old National undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of this release.